Exhibit 3.4
STATE OF DELAWARE
CERTIFICATE OF LIMITED PARTNERSHIP
OF
UNITED DOMINION REALTY, L.P.
     This Certificate of Limited Partnership of United Dominion Realty, L.P. (the “Partnership”) is being executed and filed by the undersigned general partner (the “General Partner”) to form a limited partnership under Section 17-201 of the Delaware Revised Uniform Limited Partnership Act.
Article One
     The name of the limited partnership formed hereby is United Dominion Realty, L.P.
Article Two
     The name and address of the registered agent of the Partnership is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware, 19801, County of New Castle.
Article Three
     The name and business address of the General Partner of the Partnership is:

Name	Business Address

UDR, Inc.	1745 Shea Center Drive Highlands Ranch, CO 80129
     IN WITNESS WHEREOF, the undersigned has executed this Certificate by and through a duly authorized officer thereof on this 14th day of October, 2010.

UDR, INC., a Maryland corporation
By.	/s/ David L. Messenger
David L. Messenger
Senior Vice President and Chief Financial Officer